Exhibit 99.1

EASTERLY ACQUISITION CORP. AND JH CAPITAL GROUP HOLDINGS, LLC

AGREE MUTUALLY TO TERMINATE THE INVESTMENT AGREEMENT

AND ABANDON THE PROPOSED BUSINESS COMBINATION

New York, NY – May 31, 2018 – Easterly Acquisition Corp. (“Easterly”) (NASDAQ: EACQ) and JH Capital Group Holdings, LLC (“JH Capital”) announced that they have agreed to terminate by mutual agreement the Investment Agreement (the “Investment Agreement”), dated as of June 28, 2017 and as amended, by and among JH Capital, Jacobsen Credit Holdings, LLC, NJK Holding LLC, Kravetz Capital Funding LLC, and Easterly. On May 31, 2018, JH Capital, Easterly and the other parties to the Investment Agreement entered into an Investment Agreement Termination Agreement (the “Termination Agreement”) pursuant to which they agreed to terminate the Investment Agreement pursuant to Section 7.1(a) of the Investment Agreement. The termination of the Investment Agreement is effective immediately.

Pursuant to the Termination Agreement, for each Easterly public share outstanding JH Capital has agreed to contribute to the Company $0.03 on June 15, 2018, and $0.015 on June 30, 2018. These contributions will be added to the Company’s trust account.

Easterly must complete an initial business combination prior to June 30, 2018 or cease all operations, redeem the public shares of its common stock and dissolve and liquidate its remaining assets to its creditors and remaining stockholders. Easterly will evaluate if it will seek an additional period of time in which it can complete an initial business combination or whether it will cease all operations, redeem the public shares of its common stock and dissolve and liquidate its remaining assets to its creditors and remaining stockholders. In the event of Easterly’s liquidation, there will be no distribution with respect to Easterly’s outstanding warrants and, accordingly, the warrants will expire worthless.

About JH Capital

JH Capital is a specialty finance business that offers end-to-end solutions to customers at every stage of the distressed credit cycle, from default to rehabilitation. Its largest segment buys defaulted consumer receivables and strategically places the accounts for collection. Additionally, JH Capital helps consumers rehabilitate their credit profile by advocating on their behalf in the settlement of third-party debt.

About Easterly LLC

Easterly LLC is a private asset management holding company that has interests in boutique investment management firms.  Easterly’s core expertise is in acting as a principal to grow business platforms.  Easterly enhances businesses as a partner through capital formation, corporate development, and strategic implementation activities.  Easterly’s principals have a proven track record of delivering outperformance to both public and private investors across a variety of sectors. For more information about Easterly, please visit Easterly’s website at www.easterlycapital.com.

About Easterly Acquisition Corp.

Easterly Acquisition Corp. is a Special Purpose Acquisition Company sponsored by Easterly Acquisition Sponsor, LLC, an affiliate of Easterly LLC, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. Easterly Acquisition Corp. completed its initial public offering in August 2015, raising $200 million in cash proceeds. Easterly Acquisition Corp.’s officers and certain of its directors are affiliated with Easterly LLC. For more information about Easterly Acquisition Corp., please visit its website at www.easterlyacquisition.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements may relate to future results, strategy and plans of Easterly and JH Capital (including certain projections, business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or that state certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of Easterly or JH Capital, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Additional information on these and other factors that may cause actual results and Easterly’s performance to differ materially is included in Easterly’s periodic reports filed with the SEC, including but not limited to Easterly’s Form 10-K for the year ended December 31, 2017 and subsequent Forms 10-Q. Copies may be obtained by contacting Easterly or the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Easterly undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

JH Capital	Easterly Acquisition Corp.
Investor Relations	Investor Relations
JH Capital Group Holdings, LLC	Easterly Acquisition Corp.
(888) 737-5424	(646) 712-8300
ir@jhcapitalgroup.com	ir@easterlyacquisition.com

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